Exhibit 5.4

[Sullivan & Worcester Letterhead]

May 30, 2008

Iron Mountain Incorporated

745 Atlantic Avenue

Boston, Massachusetts 02111

Re:                               Iron Mountain Incorporated Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We are rendering this opinion in connection with Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-144683) (as amended, the “Registration Statement”) to be filed today by Iron Mountain Incorporated, a Delaware corporation (the “Company”), IM Capital Trust I, a statutory business trust formed under the laws of the State of Delaware, and the subsidiary guarantor registrants listed in the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Amendment relates to the proposed issuance by Stratify, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Stratify”), of a guarantee (the “Stratify Guarantee”) with respect to debt securities of the Company proposed to be issued under the Registration Statement (the “Debt Securities”).  The following opinion is furnished to the Company to be filed with the Commission as Exhibit 5.4 to the Amendment.

In connection with this opinion, we have examined and relied upon a copy of the Registration Statement.  We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company and Stratify, certificates of public officials and of officers of the Company and Stratify and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed.  In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the Debt Securities and the Stratify Guarantee and any related indentures, agreements and instruments, except to the extent described in the Registration Statement and each Prospectus contained therein, as originally filed, will be, and that any related proceedings of the Company and Stratify conducted after the date hereof will be conducted, in accordance with all applicable laws and the Company’s and Stratify’s respective certificates of incorporation and by-laws and not in conflict with any contractual or other restrictions which are binding on the Company or Stratify.

We have also necessarily assumed in connection with the opinions expressed below that (i) the Amendment and any other amendments to the Registration Statement (including post-effective amendments), will have become and remained effective under the Securities Act; (ii) a Prospectus Supplement will have been filed with the Commission pursuant to Rule 424 under the Securities Act describing the Debt Securities offered thereby and the Stratify Guarantee; (iii) Stratify’s Board of Directors, or a duly authorized committee thereof, shall have duly adopted final resolutions (the “Final Resolutions”) authorizing the issuance of the Stratify Guarantee as contemplated by the Registration Statement, a Prospectus and the applicable Prospectus Supplement; (iv) evidence of the Stratify Guarantee shall have been duly executed, countersigned, authenticated and registered, as required by the Final Resolutions for the Stratify Guarantee, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, a Prospectus and the applicable Prospectus Supplement and the Final Resolutions for the Stratify Guarantee and (v) the Stratify Guarantee will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement.

To the extent that the obligations of Stratify or the Company under each Indenture (as defined below) may be dependent upon such matters, we have assumed for purposes of this opinion that (i) each Trustee (as defined below) is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is and will be duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under, each Indenture to which it is a party; (ii) each Trustee will be in compliance with all applicable laws and regulations, with respect to acting as a trustee under each applicable Indenture; and (iii) each Indenture will be the valid and binding agreements of each party thereto (other than Stratify and the Company), enforceable against such parties in accordance with their respective terms.

This opinion is limited solely to the laws of the State of New York, as applied by courts located in the State of New York, the federal laws of the United States of America, to the extent that the same may apply to or govern such transactions, and the corporate laws of the State of Delaware to the extent indicated in this paragraph. Although we are not admitted to practice before the Bar of the State of Delaware, we are generally familiar with the laws of the State of Delaware pertaining to corporate matters, and, to the extent that conclusions based on the laws of the State of Delaware are involved in the opinions set forth herein, we have relied in part, in rendering such opinions, upon our examination of the General Corporation Law of the State of Delaware as currently in effect, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and on our knowledge of interpretations of analogous laws of the State of New York. We express no opinion as to state securities or blue sky laws.

Our opinions set forth below with respect to the validity or binding effect of any obligation are subject to the following general qualifications: (a) the obligations, rights and remedies of parties may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally creditors’ rights and remedies, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief; (b) enforcement of any rights may be subject to an implied duty to take action and make determinations on a reasonable basis and in good faith; (c) we express no opinion as to the effectiveness of prospective waivers of rights to notice or a hearing, or other rights granted by constitution or statute, powers of attorney, provisions purporting to relieve parties of the consequences of their own negligence or misconduct, or provisions granting indemnity or a right of contribution (which may be limited by federal or state securities laws or public policy), or provisions purporting to establish evidentiary standards; and (d) enforceability may be limited by the following general principles of contract law: (i) the unenforceability of provisions to the effect that provisions therein may only be amended or waived in writing to the extent that an oral agreement modifying such provisions has been entered into, and (ii) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable portion is not an essential part of the agreed exchange.

Based on and subject to the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, as of the date hereof, the Stratify Guarantee will be a validly issued and binding obligation of Stratify when (i) the indentures incorporated by reference as Exhibits 4.3, 4.4, 4.5 and 4.6 to the Registration Statement, including any necessary supplemental indenture, or any other indenture, including any necessary supplemental indenture thereto, filed as an exhibit to the Registration Statement, as the case may be (the applicable indenture, as so filed and supplemented, the “Indenture”), shall have been qualified under the Trust Indenture Act of 1939, as amended; and (ii) the Indenture shall have been duly authorized, executed and delivered by the Company and a trustee named thereunder (the “Trustee”).

All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.4 to the Amendment and to the reference to this firm under the caption “Legal Matters” in each Prospectus forming a part of the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP